Exhibit 3.19

C & 5-101

(Rev 1-74

(Profit Domestic Corporation)

ARTICLES OF INCORPORATION

These Articles of Incorporation are signed by the incorporator(s) for the purpose of forming a profit corporation pursuant to the provisions of Act 284, Public Acts of 1972, as amended, as follows:

ARTICLE I.

The name of the corporation is	DEER PARK FUNLAND INC.

ARTICLE II.

The purpose or purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.

ARTICLE III.

The total authorized capital stock is:

(1)	{	Preferred shs.		Par value $		}	per share
		Common shs.	10,000	Par value $	One Cent

and/or shs. of (2)	{	Preferred	}	no par value. (See part 3 of instructions)
Common

(3)	A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

All stock is equal.

ARTICLE IV.

The address of the initial registered office is:

4750 Whitehall Road	Muskegon	,	Michigan	49445
(No. and Street)	(Town or City)			(Zip Code)

The mailing address of the initial registered office is (need not be completed unless different from the above address):

		,	Michigan
(No. and Street)	(Town or City)			(Zip Code)

The name of the initial resident agent at the registered office is:

RODGER D. JOURDEN

ARTICLE V.

The name(s) and address(es) of the incorporator(s) are as follows:

Name	Residence or Business Address

RODGER D. JOURDEN	4750 Whitehall Road, Muskegon, Michigan	49445

MARY LYNN JOURDEN	4750 Whitehall Road, Muskegon, Michigan	49445

ARTICLE VI.

OPTIONAL (Delete Article VI if not applicable.)

[ILLEGIBLE]

ARTICLE VII.

(Here insert any desired additional provisions authorized by the Act)

(We), the incorporator(s), sign (our) name(s) this 13th day of JAN, 1977

/s/ RODGER D. JOURDEN
RODGER D. JOURDEN

/s/ MARY LYNN JOURDEN
MARY LYNN JOURDEN

(See Instructions on Reverse Side)

(Please do not write in spaces below – for Department use)

MICHIGAN DEPARTMENT OF COMMERCE – CORPORATION AND SECURITIES BUREAU
Date Received
[ILLEGIBLE]

C & S–101
(Rev. 1-74)
INFORMATION AND INSTRUCTIONS
Articles of Incorporation — Profit Domestic Corporations

1.

Article I–The corporate name of a domestic profit corporation is required to contain one of the following words or abbreviations: “Corporation”, “Company”, “Incorporated”, “Limited”, “Corp.”, “Co.”, “Inc.” or “Ltd.”

2.

Article II may state in general terms, the character of the particular business to be carried on. Under section 202(b) of the law, it is a sufficient compliance to state substantially, alone or with specifically enumerated purposes, that the corporation may engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act. The law requires, however, that educational corporations must state their specific purposes.

3.

Article III – The law requires the incorporators of a domestic corporation having shares without par value to submit in writing the amount of consideration proposed to be received for each share which shall be allocated to stated capital.

4.	Article V - The law requires one or more incorporators. The Addresses should include a street number and name (or other designation), in addition to the name of the city and state.

5.	The duration of the corporation should be stated in the Articles only if the duration is not perpetual.

6.	The Articles must be signed in ink by each incorporator. The names of the incorporators as set out in Article V should correspond with the signatures.

7.	One original copy of the Articles is required. A true copy will be prepared by the Corporation and Securities Bureau and returned to the person submitting the Articles for filing.

8.	An effective date, not later than 90 days subsequent to the date of filing, may be stated in the Articles of Incorporation.

9.	FEES:	Filing Fee	$10.00
		Franchise Fee – [ILLEGIBLE] mill on each dollar of authorized capital stock, with a minimum franchise fee of	$25.00
(Make fee payable to State of Michigan)

10.	Mail Articles of Incorporation and fees to:
Michigan Department of Commerce
Corporation and Securities Bureau
Corporation Division
P. O. Drawer C
Lansing, Michigan 48904

	884EH3315	0204	ORS&F1	$10.00
C&S-515 (Rev. 5-87)

MICHIGAN DEPARTMENT OF COMMERCE – CORPORATION AND SECURITIES BUREAU
(FOR BUREAU USE ONLY)	Date Received FEB 04 1988

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Corporations

(Please read instructions and Paperwork Reduction Act notice on last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, as amended (profit corporations), or Act 162, Public Acts of 1982, as amended (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.	The present name of the corporation is:

Deer Park Funland Inc.

2.	The corporation identification number (CID) assigned by the Bureau is:			1	0	3	–	6	1	5

3.	The location of its registered office is:

	4750 Whitehall Road	Muskegon	,	Michigan			49445
	(Street Address)	(City)					(ZIP Code)

4.	Article I of the Articles of Incorporation is hereby amended to read as follows:

	Article I: The name of the corporation is:			Michigan’s Adventure, Inc.

5.	COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE, COMPLETE SECTION (b)

a. ☐

The foregoing amendment to the Articles of Incorporation was duly adopted on the              day of                          , 19        , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the board of directors or trustees.

Signed this day of , 19

(Signatures of all incorporators; type or print name under each signature)

b ☒	The foregoing amendment to the Articles of Incorporation was duly adopted on the 2nd day

of,              February                              , 1988     The amendment (check one of the following)

☐

was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

☐	was duly adopted by the written consent of all the directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

☐

was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

☒	was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with Section 407(3) of the Act.

Signed this 2nd day of February , 19 88

By	/s/ Roger D. Jourden
	Roger D. Jourden	(Signature)

	Roger D. Jourden	President

(Type or Print Title)		(Type or Print Title)

C&S-515

DOCUMENT WILL BE RETURNED TO NAME AND MAILING ADDRESS INDICATED IN THE BOX BELOW. Include name, street and number (or P.O. box), city, state and ZIP code.	Name of person or organization remitting fees:
O ‘Toole, Johnson

Foster D. Potter, Esquire O’Toole, Johnson, Potter, Rolf, Grafton & Eklund 175 W. Apple Avenue, P.O. Box 786 Muskegon, Michigan 49443-0786	Preparer’s name and business telephone number:
Foster D. Potter
(616) 722-1621

INFORMATION AND INSTRUCTIONS

1.	The amendment cannot be filed until this form, or a comparable document, is submitted.

2.

Submit one original copy of this document. Upon filing, a microfilm copy will be prepared for the records of the Corporation and Securities Bureau. The original copy will be returned to the address appearing in the box above as evidence of filing.

Since this document must be microfilmed, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3.

This document is to be used pursuant to the provisions of section 631 of the Act for the purpose of amending the articles of incorporation of a domestic profit or nonprofit corporation. Do not use this form for restated articles. A nonprofit corporation is one incorporated to carry out any lawful purpose or purposes not involving pecuniary profit or gain for its directors, officers, shareholders, or members. A nonprofit corporation organized on a nonstock directorship basis, as authorized by Section 302 of the Act, may or may not have members, but if it has members, the members are not entitled to vote.

4.	Item 2 — Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

5.

Item 4 — The article being amended must be set forth in its entirety. However, if the article being amended is divided into separately identifiable sections, only the sections being amended need be included.

6.	This document is effective on the date approved and filed by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated.

7.

If the amendment is adopted before the first meeting of the board of directors, item 5(a) must be completed and signed in ink by all of the incorporators listed in Article V of the Articles of Incorporation. If the amendment is otherwise adopted, item 5(b) must be completed and signed in ink by the president, vice-president, chairperson, or vice-chairperson of the corporation.

8.	FEES:	Filing fee (Make remittance payable to State of Michigan)	$10.00
Franchise fee for profit corporations (payable only if authorized capital stock has increased) — 1/2 mill (.0005) on each dollar of increase over highest previous authorized capital stock.

9.	Mail form and fee to:
Michigan Department of Commerce
Corporation and Securities Bureau
Corporation Division
P.O. Box 30054
6546 Mercantile Way
Lansing, Ml 48909
Telephone: (517) 334-6302